EXHIBIT 99(1)

CTG RESOURCES, INC.
UNION EMPLOYEE SAVINGS PLAN

REGISTRATION STATEMENT ON FORM S-8
Exhibit Index

Document Description
Item	Description
99(1)	Exhibit Index	Ex-99.1
5(1)	Opinion of Murtha Cullina LLP re: legality	Ex-5.1
23(1)	Consent of Murtha Cullina LLP (included in Exhibit 5(i)
24	Power of Attorney	Ex-24